INVESTMENT SUB-ADVISORY AGREEMENT

THIS INVESTMENT SUB-ADVISORY AGREEMENT (this “Agreement”), is made effective as of the ____ day of ____________, 2019, by and among Horizon Funds (the “Trust”), on behalf of the Horizon ESG Core Equity Fund with Risk Assist (the “Fund”), Horizon Investments, LLC, a South Carolina limited liability company (the “Adviser”) and DWS Investment Management Americas, Inc., a Delaware corporation (the “Sub-Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and engages in the business of investing and reinvesting its assets in securities and other investments;

WHEREAS, each of Adviser and Sub-Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, Adviser has been selected as investment adviser for the Fund by the Trust; and

WHEREAS, Sub-Adviser has been selected as sub-adviser for the Fund by the Trust and the Adviser on the terms described herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and each of the parties hereto intending to be legally bound, the parties hereto hereby agree as follows:

1. Obligations of the Sub-Adviser.

(a) Services. Subject to the oversight of the Adviser, the Sub-Adviser agrees to perform the following services (the “Services”) for the Trust:

(i) manage that portion of the securities and other assets of the Fund entrusted to it by the Adviser hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”);

(ii) provide the Trust, the Fund, and the Adviser with records concerning the Sub-Adviser’s activities under this Agreement that the Trust and the Fund are required to maintain;

(iii) render regular reports to the Adviser and the Trust’s trustees and officers concerning the Sub-Adviser’s discharge of the foregoing responsibilities;

(iv) vote, in a manner that the Sub-Adviser deems, in good faith, to be in the best interest of the Fund and pursuant to the Sub-Adviser’s Proxy Voting Policy and Guidelines, all proxies solicited by or with respect to issuers of securities in which the Assets may investment from time to time, and the Sub-Adviser agrees to provide a copy of its Proxy Voting Policy and Guidelines to the Adviser prior to the execution of this Agreement, and any amendments thereto promptly; and

(v) perform any and all other services commonly performed by sub-advisers to a registered investment company, as reasonably requested from time to time by the Trust or the Adviser.

(b) Manner of Discharging Services. The Sub-Adviser shall discharge the foregoing responsibilities subject to the oversight of the Adviser and the trustees and officers of the Trust and in compliance with (i) such policies as the trustees may from time to time establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with the applicable provisions of the 1940 Act, the Investment Advisers Act of 1940 (the “Advisers Act”), the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time (collectively, the “Rules”). All Services (other than the determination of Environmental, Social and Corporate Governance (ESG) criteria as outlined in the Prospectus) to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any directors, managers, officers or employees (or the equivalent) of the Sub-Adviser or, with the prior written approval of the Adviser and the Trust, through such other parties as the Sub-Adviser may determine (and, if applicable, engage) from time to time.

2. Fund Transactions.

(a) The Sub-Adviser shall determine the Assets to be purchased, retained or sold by the Fund and what portion of the Assets will be invested or held uninvested in cash. The Sub-Adviser will place orders with or through only those brokers or dealers that appear on a list of brokers and dealers approved by the Adviser and made available to the Sub-Adviser from time to time. The Sub-Adviser will carry out the policy with respect to brokerage set forth in the Trust’s registration statement and the Prospectus or as the Fund’s Board of Trustees (the “Board”) or the Adviser may direct in writing from time to time, in conformity with federal securities laws. The Sub-Adviser is authorized to enter into and execute such agreements as may be necessary in order to carry out its duties under this Section 2. To the extent that the Sub-Adviser is permitted pursuant to the Prospectus to engage in transactions that are required to be executed under a trading agreement (e.g., derivative transactions or repurchase agreements), the Sub-Adviser shall only enter into such transactions with a dealer or counterparty that has entered into an agreement with the Trust on behalf of the Fund.

(b) In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to obtain on behalf of the Fund best execution. In evaluating best execution for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating best execution, and in selecting the broker-dealer to execute a particular transaction, subject to any written instructions and directions of the Adviser or the Board, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Provided the Sub-Adviser is acting in accordance with any such instructions and directions of the Adviser or the Board, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund.

(c) In no instance, however, will the Fund’s Assets knowingly be purchased from or sold to the Adviser, the Sub-Adviser, any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control with the Trust, the Trust’s principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or any other sub-adviser of the Trust or other registered investment companies (or series or portions thereof) that may be deemed to be under common control with the Trust, or the Trust’s principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission (“SEC”) and the 1940 Act or exemptive rule thereunder and approved by the Adviser and, if applicable, the Board. The Adviser or its affiliates may, from time to time, engage other sub-advisers to advise a portion of the Fund, other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control with the Trust (each a “Sub-Advised Fund”). The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser or its affiliates with respect to transactions in securities or other assets concerning the Fund or another Sub-Advised Fund, except to the extent permitted by the certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

(d) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, the transaction will be averaged as to price and allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(e) The Sub-Adviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time of which the Sub-Adviser is advised in writing, the Sub-Adviser may, with prior notice to the Adviser, effect cross transactions between the Fund and such other account if it deems this to be advantageous to both of the accounts involved.

(f) Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of the Fund and/or broker-dealers through or with which portfolio transactions on behalf of the Fund may not be effected. The Sub-Adviser shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker-dealer on behalf of the Fund, unless and until the written approval of the Adviser or the Board, as the case may be, is so obtained.

(g) Notwithstanding anything else to the contrary in this Agreement, the Sub-Adviser will not compile or file claims or take any related actions on behalf of the Fund in any class action, bankruptcy or other legal proceeding related to securities currently or previously held by the Fund without the prior written consent of the Adviser.

(h) The Sub-Adviser will promptly communicate to the Adviser, the Board and the officers of the Trust such information relating to portfolio transactions as they may reasonably request.

3. Custody. The assets of the Fund will be maintained in the custody of a custodian to be identified by the Adviser in writing (the “Custodian”). The Sub-Adviser will not have custody of the Assets or any other securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the Custodian other than acts or omissions of the Custodian arising in reasonable reliance on written instructions from the Sub-Adviser.

4. Books and Records. The Sub-Adviser shall maintain and keep complete and accurate books and records relating to the services provided under this Agreement and shall promptly furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information relating to the Services and required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-Adviser agrees to permit the Adviser, the Trust’s officers and the Fund’s independent registered public accounting firm to inspect and audit such records pertaining to the Fund at reasonable times during regular business hours upon due notice. The Sub-Adviser shall preserve any and all such records as required by the Rules. All books and records prepared and maintained by the Sub-Adviser for the Trust and the Fund under this Agreement shall be the property of the Trust and the Fund and, upon request therefor, the Sub-Adviser shall surrender to the Trust and the Fund or the Adviser such of the books and records so requested; provided, however, that the Sub-Adviser may retain a copy of such books and records and may also make use of such records for its own reasonable track-record related purposes.

5. Compliance.

(a) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 60 days of the last calendar quarter of each year while this Agreement is in effect, the Sub-Adviser will provide to the Board a written report that describes any issues arising under the code of ethics since the last report to the Board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent “access persons” (as that term is defined in Rule 17j-1 under the 1940 Act) from violating the code.

(b) The Sub-Adviser represents and warrants that it will maintain written policies and procedures that are reasonably designed to prevent violation of Federal Securities Laws as defined in Rule 38a-1 under the 1940 Act and that are otherwise in compliance with Rule 206(4)-7 under the Advisers Act. The Sub-Adviser agrees to provide the Fund and the Adviser, from time to time, with copies of such policies and procedures, summaries thereof and certifications with respect thereto. The Sub-Adviser agrees to cooperate with the Trust’s Chief Compliance Officer in providing information to fulfill the requirements of Rule 38a-1 under the 1940 Act as interpreted by the SEC or the Trust.

6. Disclosures.

(a) The Sub-Adviser will make available and provide to the Adviser information concerning the Sub-Adviser required by the Fund in the preparation of registration statements, reports and other documents (collectively, “Securities Filings”) where such information is required by federal and state securities laws or as may be reasonably requested by the Fund or the Adviser for use in the preparation of such Securities Filings or other materials necessary or helpful for the distribution of the Fund’s shares (“Marketing Materials”). The Sub-Adviser has reviewed the disclosures regarding the Sub-Adviser contained in the Fund’s Securities Filings and represents and warrants that these disclosures contain, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which is required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser agrees to notify the Adviser and the Trust promptly if any statement regarding the Sub-Adviser or its management of the Fund contained in any Securities Filing becomes untrue in any material respect or omits a material fact that is necessary to make any such statements not misleading.

(b) The Sub-Adviser, at its expense, will make available to the Board and the Adviser, at reasonable times and upon reasonable notice, its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Board, the Adviser and the Sub-Adviser, in order to review the investment policies, performance and other investment related information regarding the Fund and to consult with the Board and the Adviser regarding the Fund’s investment affairs, including economic, statistical and investment matters related to the Sub-Adviser’s duties hereunder, and will provide periodic reports to the Adviser and the Board relating to the investment strategies it employs. The Sub-Adviser and its personnel shall also cooperate fully with the commercially reasonable requests of counsel and auditors for, and the Chief Compliance Officers of, the Adviser and the Trust; provided, however, that Sub-Adviser shall not be in violation of this paragraph for any action taken or omitted by Sub-Adviser upon the recommendation or advice of its counsel.

(c) The Sub-Adviser will review draft reports to shareholders of the Fund and other documents regarding the Fund provided to it by the Adviser for such purpose and provide comments, if any, on a timely basis. The Adviser will provide such documents to the Sub-Adviser in a reasonable timeframe prior to the due date. In addition, the Sub-Adviser and each officer and portfolio manager thereof designated by the Adviser will provide on a timely basis such certifications or sub-certifications as the Adviser or the Board may reasonably request in order to support and facilitate certifications required to be provided by the Trust’s Principal Executive Officer and Principal Accounting Officer under applicable law.

7. Sub-Adviser Expenses. The Sub-Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment, and personnel as may be reasonably required to perform the Services on the terms and for the compensation provided herein.

8. Compensation of Sub-Adviser.

(a) Sub-Advisory Fee. The Adviser shall pay to the Sub-Adviser from the Fund’s assets a fee equal to the amounts shown on Exhibit A attached hereto, payable on a monthly basis. The Sub-Adviser shall look exclusively to the Adviser for payment of the Sub-Adviser’s fee. The Sub-Adviser’s fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days during which the Agreement is in effect bears to the number of calendar days in the month. If this Agreement is terminated prior to the end of any calendar month, the Sub-Adviser’s fee shall be payable within 20 days after the date of termination.

9. Exclusive Services. The services to be rendered by the Sub-Adviser to the Trust on behalf of the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby; provided, however, that during the term of this Agreement the Sub-Adviser shall not provide substantially similar investment advisory, sub-advisory, model portfolio, signal or similar services related to “ESG” US equity securities to any risk mitigated (or similar risk managed) registered investment company without the prior written consent of the Adviser.

10. Term of Agreement; Amendment.

(a) Initial Term; Renewal. This Agreement shall be executed and become effective as of the date that the Fund commences operations if approved by (i) the Board, including a majority of the Trustees who are not parties to this Agreement or interested persons of such party (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval; and (ii) the vote of a majority of the outstanding voting securities of the Fund. It shall continue in effect for a period of two years and may be renewed annually thereafter only so long as such renewal and continuance is specifically approved as required by the 1940 Act.

(b) Amendments. No amendment to this Agreement shall be effective unless the terms thereof have been approved as required by the 1940 Act.

(c) Termination. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of a penalty, on thirty (30) days’ written notice to the Sub-Adviser of the Trust’s intention to do so, pursuant to action by the Board or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of penalty, on sixty (60) days’ written notice to the Trust of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Trust to pay to the Sub-Adviser the fee provided in Section 3 hereof through the date of termination. This Agreement shall automatically terminate in the event of its “assignment” (as defined under the 1940 act) unless the parties hereto, by agreement, obtain an exemption from the SEC from the provisions of the 1940 Act pertaining to the subject matter of this paragraph.

11. Representations, Warranties and Covenants.

(a) Adviser. The Adviser hereby represents, warrants, and covenants to the Sub-Adviser as follows: (i) the Adviser is a limited liability company duly organized and in good standing under the laws of the State of South Carolina and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b) Sub-Adviser. The Sub-Adviser hereby represents, warrants, and covenants to the Adviser and the Trust as follows: (i) the Sub-Adviser is a corporation duly organized and in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; (ii) the Sub-Adviser is registered as an investment adviser under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement; (iii) the Sub-Adviser shall on an annual basis, promptly after its completion, provide the Trust and the Adviser with the Sub-Adviser’s written report demonstrating its compliance with, Rule 206(4)-7 under the Advisers Act; and (iv) the Sub-Adviser will provide accurate and complete information upon reasonable request from the Adviser or the Trust in connection with (1) the preparation of Securities Filings for the Fund and (2) the compliance obligations of the Trust. In addition, the Sub-Adviser agrees to promptly provide the Trust with notice, as well as any related documentation reasonably requested by the Trust, upon:

(i) any material adverse change in the Sub-Adviser’s business or financial condition;

(ii) any material change in the Sub-Adviser’s ownership (including, without limitation, any change that would result in the assignment of this Agreement);

(iii) any event or occurrence known to the Sub-Adviser that would make information previously provided by the Sub-Adviser to the Trust untrue;

(iv) the Sub-Adviser’s receipt from any regulator or other governmental authority to which the Sub-Adviser is subject of any lawsuit, notice of any investigation, or order (to the extent that such lawsuit, notice of investigation, or order names the Sub-Adviser or its personnel) or any other correspondence from the SEC or other regulatory authority that relates to the Fund or the Adviser; or

(v) any final judgments or material settlements involving the Sub-Adviser and its provision of investment advisory services.

(c) Trust. The Trust hereby represents, warrants, and covenants to the Sub-Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company under the 1940 Act; (iii) shares of the Trust are registered for offer and sale (or will be before any such offer or sale) to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

12. Indemnification.

(a) The Sub-Adviser agrees to indemnify and hold harmless the Adviser and the Trust against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Adviser or the Trust may become subject arising out of or based on the breach by the Sub-Adviser of any provisions of this Agreement or any wrongful action by the Sub-Adviser; provided, however, that the Sub-Adviser shall not be liable under this Section 7(a) in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Sub-Adviser and the Adviser or the Trust, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Adviser’s or the Trust’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Adviser or the Trust of its duties. The foregoing indemnification shall be in addition to any rights that the Adviser or the Trust may have at common law or otherwise. The Sub-Adviser’s agreements in this Section 7(a) shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Adviser or the Trust, be controlled by the Adviser or the Trust, or be under common control with the Adviser or the Trust and their affiliates, managers, trustees, directors, officers, employees, and agents. The Sub-Adviser’s agreement in this Section 7(a) shall also extend to any of the Trust’s, Fund’s, and Adviser’s successors or the successors of the aforementioned affiliates, managers, trustees, directors, officers, employees, or agents.

(b)  The Adviser agrees to indemnify and hold harmless the Sub-Adviser against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Sub-Adviser may become subject arising out of or based on the breach by the Adviser of any provisions of this Agreement or the Advisory Agreement, or any wrongful action by the Adviser or its affiliates in the distribution of the Fund’s shares, or any wrongful action by the Trust other than wrongful action that was caused by the breach by the Sub-Adviser of the provisions of this Agreement; provided, however, that the Adviser shall not be liable under this Section 7(b) in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Adviser and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Sub-Adviser of its duties. The foregoing indemnification shall be in addition to any rights that the Sub-Adviser may have at common law or otherwise. The Adviser’s agreements in this Section 7(b) shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Sub-Adviser, be controlled by the Sub-Adviser or be under common control with the Sub-Adviser and to each of the Sub-Adviser’s and each such person’s respective affiliates, managers, trustees, directors, officers, employees, and agents. The Adviser’s agreements in this Section 7(b) shall also extend to any of the Sub-Adviser’s successors or the successors of the aforementioned affiliates, managers, trustees, directors, officers, employees, or agents.

(c) Promptly after receipt by a party indemnified under Section 7(a) or 7(b) of notice of the commencement of any action, proceeding, or investigation for which indemnification will be sought (a “Proceeding”), such indemnified party shall promptly notify the indemnifying party in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may otherwise have to any indemnified party unless such omission results in actual material prejudice to the indemnifying party. In case any Proceeding shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, individually or jointly with any other indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of any Proceeding, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in any Proceeding, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the indemnified party and the indemnifying party and the indemnifying party, and each of the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party within a reasonable time after notice of the institution of such Proceeding or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If the indemnifying party does not elect to assume the defense of any Proceeding, the indemnifying party on a monthly basis shall reimburse the indemnified party for the reasonable legal fees and other costs of defense thereof. Regardless of whether or not the indemnifying party shall have assumed the defense of any Proceeding, the indemnified party shall not settle or compromise the Proceeding without the prior written consent of the indemnifying party, which shall not be unreasonably withheld, and the indemnifying party shall not settle or compromise any Proceeding without the prior written consent of the indemnified party, which shall not be unreasonably withheld.

(d) The Sub-Adviser agrees to maintain, throughout the term of this Agreement, an appropriate level of errors and omissions or professional liability insurance coverage.

13. Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows:

Notice to the Trust shall be sent to:

Horizon Funds

6210 Ardrey Kell Road

Charlotte, NC 28277

Attention: Matt Chambers

Notice to the Adviser shall be sent to:

Horizon Investments, LLC

6210 Ardrey Kell Road

Charlotte, NC 28277

Attention: Matt Chambers

Notice to the Sub-Adviser shall be sent to:

DWS Investment Management Americas, Inc.

345 Park Avenue

New York, NY 10154

Attention: Freddi Klassen

14. Use of Name. The Sub-Adviser acknowledges that all rights to the name “Horizon” belongs to the Adviser, and that the Trust and Fund is being granted a limited license to use such words in its name, the name of its series and the name of its classes of shares. Nothing herein grants to Sub-Adviser the right to use the name “Horizon” in any manner without the prior written consent of the Adviser.

15. Change in Control. The Sub-Adviser will provide at least sixty (60) days’ prior written notice to the Trust of any change in the ownership or management of the Sub-Adviser, or any event or action that may constitute a change in “control,” as that term is defined in Section 2 of the 1940 Act. The Sub-Adviser will provide prompt notice of any change in any portfolio manager(s) responsible for the day-to-day management of the Fund.

16. Confidential Relationship. The Adviser and the Sub-Adviser agree that all non-public records, information, and data relating to the business of the other, the Fund or the Trust that are exchanged or negotiated pursuant to this Agreement or in carrying out this Agreement are, and shall remain, confidential. The parties agree (i) not to disclose or use such information except as necessary to carry out their respective duties under this Agreement or as may be required by law or by an order of a court, governmental agency or regulatory body, or the Fund’s independent registered public accounting firm, or in the opinion of such party’s counsel, applicable law, and then only with as much prior written notice to the other party as is practicable under the circumstances; and (ii) to cooperate with each other and provide reasonable assistance in ensuring compliance with all privacy laws, whether state or federal, to the extent applicable to either or both of the parties.

17. Declaration of Trust. The Trust is entering into this Agreement solely on behalf of the Fund, and no breach of any term of this Agreement will create a right or obligation with respect to any series of the Trust other than the Fund. This Agreement is executed by the Trust with respect to the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually, but are binding only upon the Fund to which such obligations pertain and the assets and property of the Fund. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and agrees that the obligations assumed by the Trust or the Fund, as the case may be, pursuant to this Agreement are limited in all cases to the Trust or the Fund, as the case may be, and its assets, and the Sub-Adviser will not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Sub-Adviser will not seek satisfaction of any such obligations from the Board or any individual member thereof. The Sub-Adviser understands that the rights and obligations of the Fund under the Declaration of Trust are separate and distinct from those of any and all other series of the Trust. The Adviser further understands and agrees that no other series of the Trust will be liable for any claims against the Fund and that the Adviser must look solely to the assets of the Fund for the enforcement or satisfaction of any claims against the Trust with respect to the Fund.

18. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

(b) Certain Definitions. For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities” and “assignment” shall have the meaning defined in the 1940 Act and the rules and interpretations thereunder. Additionally, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

TRUST:

HORIZON FUNDS

By:
Name:
Title:

ADVISER:

HORIZON INVESTMENTS, LLC

By:
Name:
Title:

SUB-ADVISER:

DWS INVESTMENT MANAGEMENT AMERICAS, INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

Sub-Adviser’s Fee

Pursuant to Section 8, the Adviser shall pay the Sub-Adviser compensation in accordance with the following tiers:

Tier of Assets in the Portfolio	Fee Calculation
$0 - $149,999,999.99	40% of the net advisory fee actually received by Horizon in respect of such assets[1]
$150,000,000 and above	An annualized 0.25% of the daily average net assets of the Fund in such tier

The Fee will be calculated as of the last business day of each month (or as of the date of termination, if terminated other than as of the last business day of a month), and the Fund’s net asset value shall be determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information. The Sub-Adviser’s fee will be paid to the Sub-Adviser by the Adviser within five (5) days after each such calculation.

[1]	To the extent that any fees payable to the Adviser are waved under an expense limitation agreement with the Fund, then such waivers will be deemed to apply to assets in in this tier, and therefore will reduce fees deemed received by Horizon under this tier. To the extent that the Adviser recoups any advisory fees previously waived under an ELA, such recoupments will be deemed received under this tier.